UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 30, 2005

Date of Report (Date of earliest event reported)

THE PNC FINANCIAL SERVICES GROUP, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 001-09718

Pennsylvania	25-1435979
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One PNC Plaza

249 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

(Address of principal executive offices, including zip code)

(412) 762-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

In connection with the One PNC Initiative described in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, The PNC Financial Services Group, Inc. (“the Corporation”) has reorganized its banking businesses into two units, Consumer Banking and Institutional Banking. The Consumer Banking business segment comprises consumer and small business customers. The Institutional Banking business segment includes middle market and corporate customers. The Corporation will report third quarter 2005 business segment financial information for its banking businesses under these two segments. Amounts previously reported under Regional Community Banking, Wholesale Banking, and PNC Advisors have been changed to reflect this new reporting structure. Intercompany eliminations and other adjustments made to combine Regional Community Banking and PNC Advisors for prior periods were not significant. Schedules that disclose this business segment financial information are included in this Report as Exhibit 99.1 and are furnished herewith for the following periods:

•	Three months ended June 30, 2005, March 31, 2005, December 31, 2004, September 30, 2004 and June 30, 2004,

•	Six months ended June 30, 2005, and June 30, 2004,

•	Nine months ended September 30, 2004, and

•	Years ended December 31, 2004 and 2003.

The Corporation’s business segment financial reporting for BlackRock, Inc. and PFPC was not impacted by the changes described above.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits. The exhibit listed on the Exhibit Index accompanying this Form 8-K is furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PNC FINANCIAL SERVICES GROUP, INC.
(Registrant)

Date: September 30, 2005	By:	/s/ Samuel R. Patterson
Samuel R. Patterson
Controller

EXHIBIT INDEX

Number	Description	Method of Filing
99.1	Business segment financial information for the periods specified under Item 2.02 of this Report for the Corporation’s banking businesses as changed to reflect the new reporting structure	Furnished herewith